                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       CAPITAL ONE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                        [CAPITAL ONE LOGO APPEARS HERE]

                       Capital One Financial Corporation
                     2980 Fairview Park Drive, Suite 1300
                       Falls Church, Virginia 22042-4525

                     NOTICE OF ANNUAL STOCKHOLDER MEETING

                           To be held April 29, 1999

Dear Stockholder:

  It is our pleasure to invite you to the annual stockholder meeting of Capital One Financial Corporation ("Capital One"). The meeting will be held at 10:00 a.m. on Thursday, April 29, 1999 at the Fairview Park Marriott Hotel, 3111 Fairview Park Drive, Falls Church, Virginia 22042-4525.

  At our annual meeting you will be asked to:

    .  Elect three directors;

    .  Approve the company's 1994 Stock Incentive Plan, as amended;

    . Approve the appointment of Ernst & Young LLP as independent auditors for 1999; and

    .  Conduct any other business properly brought before the meeting.

  We will discuss the company's business and financial results of 1998 and answer any questions you may have. We have also enclosed the 1998 Annual Report, including financial statements.

  If you were a stockholder of record at the close of business on March 1, 1999, you are entitled to vote at our annual meeting.

  Your vote is important. This year, record holders of Capital One shares can vote their shares on the Internet or by using a toll-free telephone number. Instructions for using these services can be found on the enclosed proxy card. Of course, you may continue to vote your shares by sending in your signed and dated proxy card by mail. This way your shares will be voted even if you are unable to attend the meeting. If you later attend the meeting and prefer to vote in person or change your proxy vote, you may do so.

  We look forward to seeing you at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ John G. Finneran, Jr.
                                          John G. Finneran, Jr.
                                          Corporate Secretary

March 20, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
VOTING MATTERS AND PROCEDURES.............................................   1
  What is the purpose of the annual meeting?..............................   1
  Who can attend the meeting?.............................................   1
  Who is requesting your vote?............................................   1
  Who is entitled to vote?................................................   1
  Will a list of stockholders be made available?..........................   1
  What constitutes a quorum?..............................................   1
  How do you vote?........................................................   2
  Can you vote by telephone or electronically?............................   2
  Can you get the company's annual meeting materials delivered to you
   electronically next year?..............................................   2
  What vote is necessary to approve each item?............................   2
  What are the Board's recommendations?...................................   3
INFORMATION ABOUT CAPITAL ONE'S COMMON STOCK OWNERSHIP....................   3
  Certain Beneficial Owners...............................................   3
  Directors and Named Executive Officers..................................   4
  Section 16(a) Beneficial Ownership Reporting Compliance.................   4
INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS....................   5
  Introductions...........................................................   5
  Board Meetings..........................................................   7
  Committee Meetings......................................................   7
  Compensation of the Board...............................................   8
  Related Party Transactions with Directors...............................   9
COMPENSATION OF EXECUTIVE OFFICERS........................................  10
  Summary Compensation Table..............................................  10
  Option Grant Table......................................................  12
  Option Exercise and Option Value Table..................................  13
  Company Arrangements with Executive Officers............................  14
  Pension Plans...........................................................  14
  Performance Graph.......................................................  16
REPORT ON EXECUTIVE COMPENSATION FROM THE COMPENSATION COMMITTEE..........  17
  Compensation Philosophy.................................................  17
  Methodology for Determining Compensation................................  17
  Components of the Executive Compensation Program........................  18
  Deductibility of Compensation Expenses..................................  20
ELECTION OF DIRECTORS.....................................................  21
APPROVAL OF THE 1994 STOCK INCENTIVE PLAN, AS AMENDED.....................  22
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.........................  28
OTHER BUSINESS............................................................  29
ANNUAL REPORT TO STOCKHOLDERS.............................................  29
STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING.............................  29
INTERNET AND TELEPHONE VOTING.............................................  29
ELECTRONIC DELIVERY OF NEXT YEAR'S ANNUAL MEETING MATERIALS...............  30
APPENDIX I................................................................ A-1

                        [CAPITAL ONE LOGO APPEARS HERE]

                               ----------------

                                PROXY STATEMENT

                               ----------------

                         VOTING MATTERS AND PROCEDURES

What is the purpose of the annual meeting?

  At the company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, approval of the company's 1994 Stock Incentive Plan, as amended, and ratification of the company's independent auditors. In addition, the company's management will report on the performance of the company during 1998 and respond to questions from stockholders.

Who can attend the meeting?

  There are no restrictions on who may attend the meeting or any formal requirements to attend the meeting. The members of the Board of Directors and senior management of the company, as well as representatives of Ernst & Young LLP, the company's independent auditors during 1998, will attend the meeting.

Who is requesting your vote?

  This proxy statement and the proxy card are being mailed on or about March 30, 1999. The Board of Directors of the company is requesting your vote for the matters presented in this proxy. The cost of preparing, assembling and mailing the proxy card, this proxy statement, and other enclosed materials, and all clerical and other expenses of solicitations will be at the expense of Capital One. We have retained Georgeson & Company Inc. to assist us in the solicitation of proxies for an aggregate fee of $8,000, plus reasonable out-of-pocket expenses.

Who is entitled to vote?

  All holders of the company's common stock of record at the close of business on March 1, 1999 are entitled to vote. All stockholders are entitled to one vote for each share held for all matters submitted for a vote at the meeting. Cumulative voting for the election of directors is not permitted. On March 1, 1999, there were 63,855,648 shares of the company's common stock outstanding.

Will a list of stockholders be made available?

  We will make a list of stockholders available at the annual meeting and, for ten days prior to the meeting, at our Northern Virginia offices located at 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042-4525.

What constitutes a quorum?

  A quorum of stockholders is necessary to transact business at the annual meeting. A quorum exists if the holders of a majority of the shares entitled to vote are present in person or represented by proxy, including proxies on which abstentions (withholding authority to vote) are indicated.

How do you vote?

  You can vote by either:

    . Signing and returning the enclosed proxy card or following the directions thereon for telephone or Internet voting; or

    .  Casting your vote in person at the annual meeting.

  If you vote by signing the proxy card, the individuals identified on the card will vote your shares as you designate. "Street name" stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares.

  If you return a duly executed proxy card but do not specify a choice, your shares will be voted in favor of Items 1-3 on the proxy card and at the discretion of the proxyholders for any other matters properly submitted to a vote at the meeting.

  If you vote by proxy, you may revoke your proxy at any time prior to the final tallying of votes by (1) delivering a written notice to the company's Corporate Secretary at the address on the front page of this proxy statement,
(2) executing and delivering a later-dated proxy or (3) attending the meeting and voting in person.

Can you vote by telephone or electronically?

  Instead of submitting your proxy vote on the paper proxy card, you can vote by telephone or electronically by the Internet. See "Internet and Telephone Voting" on pages 29-30 of this proxy statement for additional information. Please note that there are separate Internet and telephone voting arrangements depending upon whether your shares are registered in your own name through the company's stock transfer agent, First Chicago Trust Company of New York, or held in "street name" through a broker, bank or other nominee.

Can you get the company's annual meeting materials delivered to you electronically next year?

  If you vote electronically via the Internet, you can consent to electronic delivery of next year's proxy statement, proxy card and annual report by responding affirmatively to the request for your consent when prompted. See "Electronic Delivery of Next Year's Annual Meeting Materials" on page 30 of this proxy statement for additional information. If you consent and the company delivers some or all of next year's annual meeting materials to you by electronic mail or by posting such materials to the Internet, you will not receive paper copies of these materials through the mail. Because electronic delivery could save the company a significant portion of the costs associated with printing and mailing materials, we encourage you to consent to electronic delivery.

What vote is necessary to approve each item?

  Votes will be tabulated by the Inspector of Elections. The Board of Directors has appointed representatives of First Chicago Trust Company of New York as the Inspector of Elections.

  Item 1 on the proxy card requests your vote for the three directors who are up for re-election this year. You may cast or withhold your vote for each of the nominees. Directors are elected by a plurality of votes cast, meaning that the three director nominees that receive the most votes shall be elected.

  Item 2, the approval of the company's 1994 Stock Incentive Plan, as amended
(i) to increase the number of shares available for issuance, (ii) to clarify the eligibility requirements thereunder, and (iii) to approve certain option grants to Messrs. Fairbank and Morris, and Item 3, the approval of the appointment of Ernst & Young LLP as independent auditors for 1999, will be approved if the holders of a majority of the shares present in person or represented by proxy vote in favor of the matter. Consequently, abstentions have the same effect as a vote "against" the matter.

  For Items 1-3 presented at this meeting, if you hold shares through a broker and you do not vote your proxy, the broker is authorized to vote your shares without any specific instruction from you.

What are the Board's recommendations?

  Unless you give other instructions on your proxy card, the people named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with a description of each item in this proxy statement. In summary, the Board recommends a vote:

    .  for election of the nominated slate of directors (see page 21);

    . for approval of the company's 1994 Stock Incentive Plan, as amended (see pages 22-27); and

    . for ratification of the appointment of Ernst & Young LLP as the company's independent auditors for 1999 (see page 28).

  With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

            INFORMATION ABOUT CAPITAL ONE'S COMMON STOCK OWNERSHIP

Certain Beneficial Owners

  The following table lists stockholders that are known to the company to own beneficially more than 5% of Capital One's common stock.

                                                 Amount and Nature
                                                   of Beneficial   Percent of
                 Name and Address                  Ownership(1)     Class(2)
                 ----------------                ----------------- ----------
   Tiger Performance L.L.C., Tiger Management
    L.L.C. and Julian H. Robertson, Jr.(3)......     3,908,800        5.94%
    101 Park Avenue
    New York, New York 10178
   Neuberger Berman, LLC(4).....................     3,309,750        5.02%
    605 Third Avenue
    New York, New York 10158-3698

--------
(1) Beneficial ownership is a term broadly defined under Securities and Exchange Commission ("SEC") rules and regulations. The information contained in this table is based on Schedule 13G reports filed with the SEC and the ownership interests indicated are current only as of the dates of filing with the SEC, as indicated below.
(2) All percentage calculations are based on the number of shares of common stock issued and outstanding on February 26, 1999, which was 65,855,648.
(3) On a Schedule 13G filed on February 16, 1999, Tiger Management L.L.C. and Tiger Performance L.L.C., registered investment advisors, reported beneficial ownership of 2,152,600 shares and 1,756,200 shares, respectively, the sum of which is the total beneficial ownership reported by Julian H. Robertson, Jr., the ultimate controlling person of Tiger Management L.L.C. and Tiger Performance L.L.C. The beneficial owners reported that they hold shares for themselves and/or their affiliates, advisory clients and investors. Each beneficial owner has certified in its
    Schedule 13G that the shares of common stock were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
(4) On a Schedule 13G filed on February 10, 1999, Neuberger Berman, LLC and Neuberger Berman Management, Inc. reported beneficial ownership of 3,221,700 shares over which they exercise shared power to make investment and/or voting decisions. Neuberger Berman, LLC holds the remaining 84,850 shares for individual client accounts over which it has power to dispose of such shares. Neuberger Berman, LLC and Neuberger Berman Management Inc. are sub-adviser and investment manager, respectively, of Neuberger Berman's various mutual funds. On the Schedule 13G, Neuberger Berman, LLC and Neuberger Berman Management Inc. each certified that the shares of common stock were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the company and are not held in connection with or as a participant in any transaction having that purpose or effect.

Directors and Named Executive Officers

  The following table lists the beneficial ownership of Capital One's common stock, as of February 26, 1999, by our directors and the Named Executive Officers (as defined herein).

                                               Amount and Nature
                                                 of Beneficial      Percent of
                Name and Address*                Ownership(1)        Class(2)
                -----------------              -----------------    ----------
   Richard D. Fairbank........................     2,758,581(3)(4)     4.19%
   Nigel W. Morris............................     1,527,488(3)(5)     2.32%
   Matthew J. Cooper..........................       174,192(6)          **
   James P. Donehey...........................       115,659(7)          **
   John G. Finneran, Jr.......................       119,214(8)          **
   W. Ronald Dietz............................        30,906(9)          **
   James A. Flick, Jr.........................        32,500(9)          **
   Patrick W. Gross...........................        30,556(9)          **
   James V. Kimsey............................        51,579(9)          **
   Stanley I. Westreich.......................       485,190(9)(10)     .74%
   All directors and executive officers as a
    group (15 persons)........................     5,592,464(11)       8.49%

--------
  * All addresses are c/o Capital One Financial Corporation, 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042-4525.
 ** Less than .5% of the outstanding shares of common stock.
 (1) To the company's knowledge, each officer and director, together with his spouse, is the sole beneficial owner of the shares shown next to his name unless we have indicated otherwise. The totals include shares of common stock (i) subject to options held by each person granted under the company's 1994 Stock Incentive Plan (the "Stock Incentive Plan") or the company's 1995 Non-Employee Directors Stock Incentive Plan (the "Directors Plan"), that are or will become exercisable on or before April 29, 1999, (ii) held by the executive officer under the company's Associate Savings Plan (the "Savings Plan") and (iii) held by the executive officer under the company's 1994 Associate Stock Purchase Plan (the "Stock Purchase Plan").
 (2) All percentage calculations are based on the number of shares of common stock issued and outstanding on February 26, 1999, which was 65,855,648.
 (3) Includes 35,834 shares owned by Fairbank Morris, Inc. Messrs. Fairbank and Morris share voting and investment power for these shares.
 (4) Includes 2,604,260 shares issuable upon the exercise of options.
 (5) Includes 1,491,033 shares issuable upon the exercise of options.
 (6) Includes 154,325 shares issuable upon the exercise of options.
 (7) Includes 111,064 shares issuable upon the exercise of options.
 (8) Includes 112,857 shares issuable upon the exercise of options.
 (9) Includes 28,000 shares issuable upon the exercise of options.
(10) Includes 52,000 shares held in a trust, for which Mr. Westreich is the trustee and ultimate beneficiary.
(11) Includes 4,897,156 shares issuable upon the exercise of options for all directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act requires that the company's executive officers and directors, and persons that beneficially own more than 10% of the common stock, file certain reports of ownership of the common stock and changes in such ownership with the SEC and provide copies of these reports to Capital One. Based solely on our review of these reports and written representations furnished to us, we believe that in 1998 each of the reporting persons complied with these filing requirements, except for James P. Donehey, Senior Vice President, who filed one late report covering a stock option exercise.

            INFORMATION ABOUT OUR DIRECTORS AND EXECUTIVE OFFICERS


Introductions

  Capital One's directors and executive officers are listed with a brief description of their business experience for the past five years.


Richard D. Fairbank         Chairman and Chief Executive Officer         Age 48

  Mr. Fairbank has been Chairman of the Board of Directors of Capital One since February 28, 1995. He has been Chief Executive Officer and a director since July 26, 1994. Prior to November 22, 1994, he was Executive Vice President of Signet Bank's credit card division in charge of credit card operations. Mr. Fairbank is a director of MasterCard International, Inc. Mr. Fairbank is also a director of the company's two principal subsidiaries, Capital One Bank (the "Bank") and Capital One, F.S.B. (the "Savings Bank").

Nigel W. Morris      President, Chief Operating Officer and Director     Age 40

  Mr. Morris has been a director of the company since February 28, 1995. He has been President and Chief Operating Officer since July 26, 1994. Prior to November 22, 1994, he was Executive Vice President of Signet Bank's credit card division. Mr. Morris is a member of Visa U.S.A. Inc.'s Marketing Committee and is a director of Covance Inc. Mr. Morris is also a director of the Bank and the Savings Bank.

Marjorie M. Connelly    Senior Vice President, Credit Card Operations    Age 37

  Ms. Connelly joined the company in March 1994. She is Senior Vice President of Credit Card Operations, and is responsible for management of the inbound and outbound call centers, including customer service, telemarketing and retention, cardholder correspondence processing, chargebacks and retrievals, credit operations, payment processing, embossing, image operations and statement rendition. Ms. Connelly is currently a member of the VISA Card Operations Advisors Committee.

Matthew J. Cooper                  Senior Vice President                 Age 32

  Mr. Cooper is a Senior Vice President of Capital One. He has been employed in various capacities by the company and its predecessor since October 1989. Mr. Cooper's major areas of responsibility include management of the company's lending business in the United Kingdom and Canada.

James P. Donehey   Senior Vice President and Chief Information Officer   Age 50

  Mr. Donehey joined Capital One in November 1994. He is currently Senior Vice President and Chief Information Officer. Mr. Donehey is responsible for all computer operations, telecommunications and business applications software in support of the company's activities. Mr. Donehey is also responsible for all facilities and real estate. From February 1984 to October 1994, Mr. Donehey was an executive director of Goldman Sachs & Company responsible for systems management in its Chicago and London offices.

John G. Finneran, Jr.   Senior Vice President, General Counsel
                          and Corporate Secretary                        Age 49

  Mr. Finneran joined Capital One in September 1994 as Senior Vice President, General Counsel and Corporate Secretary. Prior to joining the company, he was a Deputy General Counsel to the Federal Deposit Insurance Corporation.

Dennis H. Liberson         Senior Vice President, Human Resources        Age 43

  Mr. Liberson joined Capital One in February 1995. Mr. Liberson is a Senior Vice President in charge of Human Resources and is responsible for the development and implementation of human resources programs, including programs related to compensation, benefits, recruitment and employee development. From September 1989 to June 1994, Mr. Liberson was Vice President, Human Resource Services for Burger King Corporation.

William J. McDonald       Senior Vice President, Brand Management        Age 43

  Mr. McDonald joined the company in September 1998. He is Senior Vice President for Brand Management, responsible for the marketing, advertising and global brand positioning of Capital One's products. From 1993 to 1997, Mr. McDonald served as Executive Vice President and Chief Marketing Officer at Boston Chicken, Inc., where he was responsible for marketing and research and new product development functions, including brand growth strategies for Boston Market.

Peter Schnall        Senior Vice President, Marketing and Analysis       Age 35

  Mr. Schnall joined Capital One in August 1996 and has been Senior Vice President, Marketing and Analysis since January 1999. He is responsible for the marketing, credit policy and portfolio management of Capital One's credit card and lending businesses in the United States. From August 1994 to July 1996, Mr. Schnall served as a Senior Vice President at the Advisory Board Company, an advisory firm with practices in financial services and health care.

David M. Willey      Senior Vice President, Finance and Accounting,      Age 38
                       Treasurer and Assistant Secretary

  Mr. Willey is Senior Vice President, Finance and Accounting, Treasurer and Assistant Secretary. He has been employed in various capacities by the company and its predecessor since September 1989. Mr. Willey is responsible for capital funding, investments, securitizations and other capital markets activity and is Chairman of the Asset/Liability Management Committee. Since January 1999, he has additionally been responsible for various staff functions, including External Reporting, Finance & Accounting, Corporate Communications and Performance Management and Purchasing. Mr. Willey is also a director of the Bank and the Savings Bank.

W. Ronald Dietz                         Director                         Age 56

  Mr. Dietz is Managing Partner of Customer Contact Solutions LLC, an advisory firm offering services in a broad range of customer handling and call center performance areas. He is also President of Charter Associates, Ltd., a firm engaged in a variety of consulting and venture management activities. He has been a director of Capital One since February 28, 1995. From 1997 to 1998, Mr. Dietz was the Chief Executive Officer of Technical Assistance Research Program in Rosslyn, Virginia, a call center and customer service advisory firm. From April 1993 to July 1996, he was President and Chief Executive Officer of Anthem Financial, Inc., an Indianapolis-based financial services company. He also served as a director of Anthem Financial and as an Executive Vice President of Anthem's parent company, the Associated Insurance Companies, Inc. Mr. Dietz is also a director of the Savings Bank.

James A. Flick, Jr.                                                      Age 64
                                        Director

  Mr. Flick is President and Chief Executive Officer of Dome Corporation, Baltimore, Maryland, a real estate development and management services company. He has been a director of Capital One since February 28, 1995. From October 1991 to January 1995, Mr. Flick was Executive Vice President of Legg Mason, Inc., Baltimore, Maryland, an investment company. Mr. Flick is also a director of the Ryland Group, Inc., Bethlehem Steel Credit Affiliate One, Inc., Bethlehem Steel Credit Affiliate Two, Inc., FTI Consulting, Inc. and Youth Services International, Inc. Mr. Flick is also a director of the Bank and the Savings Bank.

Patrick W. Gross                        Director                         Age 54

  Mr. Gross is a founder of American Management Systems, Inc. ("AMS"), Fairfax, Virginia, an information technology consulting, software development, and systems integration firm, and is currently Chairman of its Executive Committee. He has served as a Principal Executive Officer and Managing Director of AMS since its incorporation in 1970. Mr. Gross is also Chairman of the board of directors of Baker and Taylor Holdings, Inc., Charlotte, North Carolina, a private company, and a director of Computer Network Technology Corporation, Minneapolis, Minnesota and of Landmark Systems Corporation, McLean, Virginia, both public companies. He has been a director of Capital One since February 28, 1995. Mr. Gross is also a director of the Savings Bank.

James V. Kimsey                         Director                         Age 59

  Mr. Kimsey is the founding Chief Executive Officer and is currently Chairman Emeritus of America Online, Inc., Dulles, Virginia ("America Online"). He served as Chairman of the board of directors of America Online from 1985 to 1995. He was also President of America Online from 1985 to January 1991 and Chief Executive Officer from 1985 to April 1993. Mr. Kimsey is currently Chairman of the AOL Foundation. He is a director of Batterson Venture Partners and is on the Board of Advisors of Carousel Capital Partners. He has been a director of Capital One since February 28, 1995. Mr. Kimsey is also a director of the Bank.

Stanley I. Westreich                    Director                         Age 62

  Mr. Westreich has been President of Westfield Realty, Inc., Arlington, Virginia, a real estate development and construction company since 1965. He has been a director of Capital One since July 26, 1994. Mr. Westreich is also a director of the Bank.

Board Meetings

  The Board of Directors oversees the business of the company and directs management of the company. The Board does not involve itself with the day-to-day operations and implementation of the business. Instead, the Board meets periodically with management to review the company's performance and its future business strategy. Members of the Board also continually consult with management to keep informed about the company's progress. The full Board of Directors met six times during 1998. Each director attended all of the Board meetings held during the year.

Committee Meetings

  The Board also conducts business through two committees: the Audit Committee and the Compensation Committee. The Audit Committee met five times during 1998 and the Compensation Committee met seven times. Each member of these committees attended all of the meetings, except for Mr. Gross, who was absent from one meeting of the Audit Committee.

The Audit Committee
                   Members: Messrs. Dietz (Chairman), Flick and Gross. The Audit Committee recommends the selection of independent auditors, approves the scope of the audits by the independent auditors and our internal auditors and reviews audit findings, accounting policies and compliance matters. The Audit Committee investigates any audit or compliance matter brought to its attention. The Audit Committee also reviews all reports of examination and management's responses and any transactions between the company and any of its directors, executive officers or their affiliates. The Audit Committee is composed entirely of directors who are not employees of the company and who are free from any relationships that in the opinion of the Board of Directors would interfere with their exercise of independent judgment.

The Compensation Committee
                   Members: Messrs. Westreich (Chairman) and Kimsey. The Compensation Committee recommends officers for election or reelection, and approves all salary levels and incentive awards for senior management, subject to the Board's approval of compensation for Messrs. Fairbank and Morris. The Compensation Committee also administers the company's Stock Incentive Plan and Stock Purchase Plan. The Compensation Committee is composed entirely of directors who are not employees of the company and who are free from any relationships that in the opinion of the Board of Directors would interfere with their exercise of independent judgment.

Compensation of the Board

Annual Fees        We compensate directors who are not employees of Capital
                   One as follows:

                   .  payment of an annual retainer of $20,000;

                   . payment of $1,000 for each board or committee meeting attended; and

                   .  reimbursement of expenses to attend meetings.

                   The chairmen of the Audit and Compensation Committees receive an additional annual retainer of $4,000. Employees of the company who serve as directors do not receive any additional compensation for serving as a director.

Stock/Option       We also grant each director who is not an employee of the
Grants             company common stock and options under the Directors Plan
                   as follows:

                   . at the time an individual first becomes a director, a one-time restricted stock grant of the lesser of (a) 2,500 shares of common stock and (b) the number of whole shares of common stock determined by dividing $50,000 by the fair market value of the common stock on the date of the grant; and

                   . each year, a grant of a stock option to purchase 7,000 shares of common stock.

                   The restrictions on the stock grant prohibit the sale or transfer of the shares of common stock until one year after the grant date. The options, which have a ten-year term, are granted on the date of the annual meeting and become exercisable in full one year after that date. The option exercise price is equal to the fair market value of the common stock on the grant date.

Other Benefits     Under our 1994 Deferred Compensation Plan, directors who
                   are not employees of the company may voluntarily defer all of their annual fees and receive deferred income benefits.
                   Directors accounts are credited monthly with an interest equivalent in an amount determined from time to time by the company. Directors electing this deferral will begin to receive their deferred income benefits in cash when they cease to be directors, or earlier if authorized by the Compensation Committee. Benefits are generally payable in monthly installments beginning within 90 days after retirement and extending no later than the date the individual reaches age 80. These benefits will be paid to the beneficiaries or estates of directors who die before they receive their benefits. Upon a change of control of the company and unless otherwise directed by a director, the company shall pay to each director within thirty days of the change of control, a lump sum cash payment equal to such director's account balance as of the date of the change of control.

Related Party Transactions with Directors

American Management Systems, Inc. Transactions
                   From time to time, the company has retained AMS, a consulting company specializing in information technology, applications and systems integration, to provide services. Mr. Gross, a director of Capital One, is also a director and principal executive officer of AMS. Capital One and its subsidiaries entered into an agreement with AMS on April 5, 1995. Under this agreement, AMS agreed to perform general consulting and other tasks agreed to through work orders.

                   During 1998, Capital One paid AMS a total of $6,232,912 for services under this agreement. The company intends to continue its relationship with AMS in the future and is currently negotiating another contract with AMS for additional consulting services. The company believes that the terms of existing AMS agreements are, and that any future arrangements will be, fair and reasonable and no less favorable to Capital One as those we could obtain from unrelated third parties.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

  The following table summarizes compensation awarded to, earned by or paid to our Chief Executive Officer and the other four most highly compensated executive officers for the year ended December 31, 1998 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                       Long-Term
                          Annual Compensation         Compensation
                         -------------------------    ------------
                                                         Awards
                                                      ------------
                                                       Securities
        Name and                                       Underlying    All Other
   Principal Position    Year  Salary     Bonus(1)      Options     Compensation
   ------------------    ---- --------    --------    ------------  ------------
RICHARD D. FAIRBANK      1998 $      0(2) $      0(3)   400,000(4)    $     0
Chairman of the Board    1997  676,250           0(3)   311,453(2)     38,190
and Chief Executive
Officer................  1996  635,416           0(3)       --         45,597

NIGEL W. MORRIS          1998        0(2)        0(3)   305,951(4)          0
President, Chief
Operating                1997  497,083           0(3)   207,632(2)     28,072
Officer and Director.... 1996  435,000           0(3)       --         46,916

                         1998  237,083     128,795(5)    21,919(6)     31,027(7)
MATTHEW J. COOPER        1997  207,500      86,985(8)    69,764(5)     14,042
Senior Vice President... 1996  172,497      77,425(8)    26,400        14,461

JAMES P. DONEHEY         1998  222,814(8)  100,750(5)    35,951(6)     32,775(7)
Senior Vice President
and                      1997  194,168(8)  137,750       71,484(5)     14,529
Chief Information
Officer................  1996  132,002(8)  157,090       28,400        16,072

JOHN G. FINNERAN, JR.    1998  252,500     100,750(5)    33,714(6)     30,018(7)
Senior Vice President,
General                  1997  236,250     127,252(8)    74,308(5)     15,648
Counsel and Corporate
Secretary..............  1996  213,916     156,331(8)    32,400        25,251

--------
(1) Bonuses earned for each calendar year are paid during the following calendar year. Because they reward performance for a particular calendar year, bonuses are reported for the year in which they are earned rather than the year in which they are paid.
(2) Under a compensation package approved by the Board of Directors on December 18, 1997 (EntrepreneurGrant II), Messrs. Fairbank and Morris agreed to give up their entire salary and all benefits under the Stock Purchase Plan, the Savings Plan and the company's Unfunded Excess Savings Plan (the "Excess Savings Plan") through 2000 in exchange for an award of performance-based options. Under this agreement, Messrs. Fairbank and Morris were granted 411,453 options and 274,302 options, respectively. The base salaries that Messrs. Fairbank and Morris would otherwise have received in 1998 were $690,000 and $520,000, respectively. The company achieved the performance targets in 1998 and all of these options became exercisable. As more fully described in footnote (4) below, Mr. Fairbank and Mr. Morris subsequently agreed to surrender a portion of these vested options as consideration for new performance-based options (EntrepreneurGrant III). Under this agreement, Mr. Fairbank surrendered 100,000 options and Mr. Morris surrendered 66,670 options. The performance-based options granted to Messrs. Fairbank and Morris under EntrepreneurGrant III are subject to stockholder approval of Item 2 of this proxy statement. The securities underlying options shown in this table reflect options granted, net of options surrendered.

(3) Under a compensation package approved by the Board of Directors on September 15, 1995, Messrs. Fairbank and Morris agreed to give up all incentive compensation (other than salary and contributions under the Stock Purchase Plan, the Savings Plan and the Excess Savings Plan) for a period of five years beginning with the 1995 calendar year in exchange for performance-based options. The company achieved the performance targets and all of these options are exercisable.
(4) Includes new stock options and reload options granted under the Stock Incentive Plan. On June 11, 1998, under the company's EntrepreneurGrant III program, the Board of Directors approved an award of 400,000 and 266,680 performance-based options to Messrs. Fairbank and Morris, respectively, in exchange for the surrender of previously vested options, as more fully discussed in footnote (2) above. These awards are subject to stockholder approval of Item 2 of this proxy statement and are more fully discussed on pages 19-20 of "Report on Executive Compensation from the Compensation Committee."
(5) Under the company's EntrepreneurGrant II program, Messrs. Cooper, Donehey and Finneran elected to forgo a part of their cash bonuses for three years beginning 1998, in amounts equal to up to 50% of their annual target bonus, in exchange for options granted in 1997 (as discussed more fully on pages 19-20 of the "Report on Executive Compensation from the Compensation Committee"). The number of options indicated next to their names includes the following option grants under EntrepreneurGrant II: Mr. Cooper 34,694, Mr. Donehey 36,908 and Mr. Finneran 36,908. The company achieved the performance targets in 1998 and all of these performance-based options are exercisable. Under the company's EntrepreneurGrant III, Messrs. Cooper, Donehey and Finneran elected to forgo an additional part of their cash bonuses for three years beginning 1998, in amounts equal to up to the 50% of their annual target bonus (in addition to amounts previously forgone under EntrepreneurGrant II) in exchange for performance-based options, as more fully described in footnote (6) below. Cash bonuses otherwise payable to Messrs. Cooper, Donehey and Finneran were reduced in 1998 by the following amounts: Mr. Donehey $130,250, Mr. Cooper $85,705 and Mr. Finneran $130,250. The amounts shown in this table are cash bonuses awarded, net of amounts forgone.
(6) Includes new stock options and reload options granted under the Stock Incentive Plan. Under the company's EntrepreneurGrant III, Messrs. Cooper, Donehey and Finneran received the following option grants: Mr. Cooper 6,178, Mr. Donehey 16,431 and Mr. Finneran 16,431.
(7) All other compensation consists of the amount of contributions the company made under the Stock Purchase Plan and the Savings Plan and credits to the account of the employee under the Excess Savings Plan. For 1998, matching company contributions equal to 17.65% of the employee contributions under the Stock Purchase Plan were as follows: Mr. Cooper $6,277, Mr. Donehey $4,457 and Mr. Finneran $552. For 1998, the company contributed $9,600 under the Savings Plan for each of these executive officers. For 1998, the amounts of matching credits under the Excess Savings Plan were: Mr. Cooper $15,150, Mr. Donehey $18,718 and Mr. Finneran $19,867.
(8) Under the company's 1995 Special Option Program, Messrs. Cooper and Finneran elected to forgo a part of their cash bonuses and Mr. Donehey elected to forgo a part of his annual salary for three years beginning October 1995, in amounts equal to 25% of their 1995 base salaries, in exchange for options granted in 1995. Cash bonuses otherwise payable to Mr. Cooper and Mr. Finneran were reduced, and Mr. Donehey's annual salary was reduced, in each of 1997 and 1996 by the following amounts: Mr. Cooper $42,500, Mr. Finneran $49,998, and Mr. Donehey $37,498. Mr. Donehey also gave up $29,686 in 1998. The amounts shown in this table are cash bonuses awarded and salary paid, net of amounts forgone.

Option Grant Table

  The following table sets forth information concerning grants of stock options made to the Named Executive Officers in 1998.

                              1998 OPTION GRANTS




                                         Individual Grants
                         ---------------------------------------------------- Potential Realizable Value
                         Number of        % of Total                          at Assumed Annual Rates of
                         Securities        Options                             Stock Price Appreciation
                         Underlying       Granted to     Exercise                 For Option Term(2)
                          Options     Associates for the Price per Expiration ------------------------------
          Name            Granted      1998 Fiscal Year  Share(1)     Date         5%               10%
          ----           ----------   ------------------ --------- ---------- -------------    -------------
Richard D. Fairbank.....  400,000(3)        11.60%       $101.3125   6/11/08  $           0(4) $           0(4)

Nigel W. Morris.........  266,680(3)         7.73%        101.3125   6/11/08              0(4)             0(4)
                           39,271(5)         1.14%         99.8750  11/15/04      1,355,334        3,081,617

Matthew J. Cooper.......      141(5)          *            92.7815   9/15/05          5,703           13,444
                            6,178(3)          .18%        101.3125   6/11/08              0(4)             0(4)
                           15,600(6)          .45%        111.2500  12/17/08      1,091,447        2,765,940

James P. Donehey........      199(5)          *            59.4688  11/15/04          4,683           10,864
                              591(5)          .02%        102.8130  11/15/04         23,016           53,036
                              792(5)          .02%         92.1255   9/15/05         31,812           74,982
                           16,431(3)          .48%        101.3125   6/11/08              0(4)             0(4)
                              571(5)          .02%        120.7190  11/15/04         24,958           57,126
                              845(5)          .02%         94.3125  11/15/04         27,539           62,615
                              922(5)          .03%         99.3125  11/15/04         31,820           72,350
                           15,600(6)          .45%        111.2500  12/17/08      1,091,447        2,765,940

John G. Finneran, Jr....      406(5)          .01%        100.2190   9/15/05         17,740           41,814
                           16,431(3)          .48%        101.3125   6/11/08              0(4)             0(4)
                            1,277(5)          .04%        113.3125   9/15/05         60,570          141,794
                           15,600(6)          .45%        111.2500  12/17/08      1,091,447        2,765,940

--------
 * Less than .01% of total options granted to associates in 1998.
(1) Equal to the fair market value of the common stock on the date of grant determined on the basis of the average of the high and low sales prices as reported by the New York Stock Exchange Composite Transaction Tape.
(2) The dollar amounts under these columns are calculated based on assumed rates of stock appreciation prescribed by the SEC and are not intended to be a forecast of possible future stock price appreciation.
(3) On June 11, 1998, the Board of Directors approved awards of performance-based options to Messrs. Fairbank and Morris under EntrepreneurGrant III. Messrs. Fairbank and Morris were granted these awards in exchange for their agreement to forgo a portion of their fully vested, in-the-money options from their December 18, 1997 grant. On June 11, 1998, the Board of Directors also approved awards of performance-based options to Messrs. Cooper, Donehey and Finneran under EntrepreneurGrant III. Under this program, these executive officers elected to give up a portion of their cash bonuses (up to the 50% of their annual target bonuses not previously forgone under EntrepreneurGrant II) in exchange for this performance-based option grant. All of these performance-based options vest if the fair market value of the common stock reaches and remains at or above $175.00 for at least ten trading days in any 30 calendar-day period, on or before June 11, 2001. These options also vest immediately upon a change of control of the company on or before June 11, 2001. The performance-based options granted to Messrs. Fairbank and Morris under EntrepreneurGrant III are subject to stockholder approval of Item 2 of this proxy statement. EntrepreneurGrant III is more fully described on pages 19-20 of "Report on Executive Compensation from the Compensation Committee."

(4) These dollar amounts reflect the value of only that portion of the options that will become exercisable by June 11, 2001 based on the stock performance vesting criteria described in footnote (3) above. At the assumed 5% and 10% rates of stock price appreciation, these options will not become exercisable and would have no value.
(5) These options are reload options that were granted under the Stock Incentive Plan. See footnote (6) below. Reload options are exercisable, in full, six months after their grant date and immediately upon a change of control.
(6) These options were granted under the Stock Incentive Plan. The options vest in one-third annual increments and become fully exercisable upon a change in control. These options include a reload feature, under which the executive will receive an additional option grant at the time he surrenders already owned shares of the common stock as payment of the exercise price of this option. One reload option with an exercise price equal to the fair market value on the date of grant is issued for each such share surrendered. Rather than enhance his or her holdings, reload options are intended to enable an employee who exercises an option by tendering previously owned shares to remain in the same economic position, or "equity position," with respect to potential appreciation in the common stock as if he or she had continued to hold the original option unexercised. As such, reload options meet the company's objective of fostering continued stock ownership by our employees, but the receipt of reload options by any such employee does not result in a net increase in his or her equity position.

Option Exercise and Option Value Table

  The following table sets forth information concerning exercises of stock options made by the Named Executive Officers in 1998 and the values at 1998 year end of unexercised options held by the Named Executive Officers.

                    1998 OPTION EXERCISES AND OPTION VALUES

                                                             Number of Securities    Value of Unexercised
                                                            Underlying Unexercised   In-the-Money Options
                                                           Options at 1998 Year End    at 1998 Year End
                         Shares Acquired                         Exercisable/            Exercisable/
          Name             on Exercise   Value Realized(1)      Unexercisable          Unexercisable(2)
          ----           --------------- ----------------- ------------------------ -----------------------
Richard D. Fairbank.....           0        $         0       2,604,260/598,202     $232,475,987/26,161,798
Nigel W. Morris.........     245,137         20,560,866       1,491,033/438,086      130,278,858/18,105,314
Matthew J. Cooper.......         450             28,616          145,525/61,646        12,273,896/3,204,423
James P. Donehey........      22,098          1,844,499          105,181/75,571         8,127,173/3,499,007
John G. Finneran, Jr....      38,390          3,089,340          110,780/79,842         8,671,721/3,859,006

--------
(1) The value realized is the net value of the shares (market price less the exercise price) received.
(2) In-the-Money Options are those for which the 1998 year-end market price of the underlying shares of common stock exceeded the exercise price of the option. The value of the In-the-Money Options is the difference between the market price (determined on the basis of the average of the high and low price as reported by the New York Stock Exchange Composite Transaction Tape on the last business day of 1998) of the common stock ($116.78 per share) and the exercise price of the option multiplied by the number of shares underlying the option.

Company Arrangements with Executive Officers

Employment           The company does not have employment agreements with any
Agreements           of its executive officers. The compensation arrangements
                     with these officers, however, encourage their continued employment with the company.

Change of Control    All of the executive officers identified on pages 5-6 of
Employment           "Information About Our Directors and Executive Officers"
Agreements           have change of control employment agreements. The
                     agreements are designed to assure that if a change of control of the company occurs, our business will continue with minimal disruption because these agreements provide greater employment security to key operational and management executives. A change of control is defined as the acquisition of 20% or more of the company's common stock or the combined voting power of the voting securities by a person or group, certain changes in the majority of the Board of Directors, certain mergers involving the company, liquidation, dissolution or the sale of all or substantially all of the company's assets.

                     The agreements with Messrs Fairbank, Morris and Finneran entitle them to receive (i) their base salary and a pro rata bonus through the date of termination, (ii) a lump sum payment of three times their salary and highest bonus, (iii) any deferred compensation and accrued vacation not yet paid and (iv) certain special retirement benefits, if within three years of the change of control they are terminated without cause, or if they voluntarily leave for good reason (which includes leaving for any reason during the 30-day period beginning one year after a change in control). The agreements also provide a tax gross-up feature to cover excise or similar taxes (including excise taxes and income taxes imposed upon the gross-up payment) that the officer may have to pay resulting from payments received due to a change of control.

                     All other executive officers identified on pages 5-6 of "Information About Our Directors and Executive Officers" have change of control agreements that entitle them to receive (i) their base salary and a pro rata bonus through the date of termination, (ii) a lump sum payment of two times their salary and highest bonus, (iii) any deferred compensation and accrued vacation not yet paid and (iv) certain special retirement benefits, if within two years of the change of control they are terminated without cause, or if they voluntarily leave for a good cause (but which does not include leaving for any reason during a specified period). The agreements also provide a tax gross-up feature to cover excise or similar taxes (including excise taxes and income taxes imposed upon the gross-up payment) that the officer may have to pay resulting from payments received due to a change of control.

Pension Plans

General In 1995, the company made a number of changes to its pension and deferred compensation plans. Among the changes were that we stopped making further pay-based contributions to the company's cash balance pension plan (the "Cash Balance Pension Plan") and the related excess cash balance pension plan (the "Excess Cash Balance Plan"). We also eliminated the Executive Employees Supplemental Retirement Plan and the ability of executive officers to defer compensation under the 1994 Deferred Compensation Plan.

Cash Balance Pension Plan and Excess Cash Balance Plan
                     Before it was amended in November 1995, the Cash Balance Pension Plan covered all full-time salaried employees of Capital One and its subsidiaries. The Cash Balance Pension Plan is a type of defined benefit plan intended to qualify under Section 401(a) of the Internal Revenue Code under which participants were credited with pay-based credits equal to 4% of compensation for participants with less than 20 years of service, and 5% of compensation for participants with 20 or more years of service. Service with the company's predecessor or one of its subsidiaries was recognized as service with Capital One for all purposes under the plan. Compensation generally included all annual paid compensation up to $150,000, as indexed for cost of living increases. Participants are fully vested in plan benefits after five years of service.

                     Before it was amended in November 1995, the Excess Cash Balance Plan was available to certain executive officers (including the Named Executive Officers). The Excess Cash Balance Plan provided additional benefits to participants to the extent benefits under the Cash Balance Pension Plan were restricted because of limitations imposed by provisions of the Internal Revenue Code.

                     In November 1995, we amended the Cash Balance Pension Plan and the Excess Cash Balance Plan to eliminate further pay-based credits to participants as of December 31, 1995, and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest credits continue to be credited on plan balances on a quarterly basis. Based on the account balance of each Named Executive Officer as of January 1, 1999, the projected annual retirement benefits under the Cash Balance Pension Plan and the Excess Cash Balance Plan, respectively, are $288 and $987 for Mr. Fairbank, $435 and $954 for Mr. Morris, $1,406 and $2,197 for Mr. Cooper, $168 and $188 for Mr. Donehey and $199 and $352 for Mr. Finneran. Messrs. Fairbank and Morris are currently credited with ten years of service under the plans; Mr. Cooper is currently credited with nine years of service under the plans; and Messrs. Donehey and Finneran are currently credited with four years of service under the plans. These projected benefits assume interest credits under the Cash Balance Plan to be 5.37% per annum and under the Excess Cash Balance Plan to be 7.75% per annum.

                     In lieu of the pay-based credits under the Cash Balance Pension Plan and the Excess Cash Balance Plan, beginning January 1, 1996, we began making automatic contributions equal to 3% of an employee's eligible compensation to the employee's account in the Savings Plan and, if applicable, the Excess Savings Plan.

Performance Graph

  The following graph compares cumulative total stockholder return on our common stock with the S&P Composite 500 Stock Index and an industry index, the S&P Financial Composite Index, for the period from November 18, 1994 (the first Friday following the date on which our common stock began trading on the New York Stock Exchange) to December 31, 1998. The graph assumes that the value of the investment in the common stock and each index was $100 at November 18, 1994 and that all dividends were reinvested. The stock price performance on the graph below is not necessarily indicative of future performance.

                                               [PERFORMANCE GRAPH APPEARS HERE]

                       REPORT ON EXECUTIVE COMPENSATION
                        FROM THE COMPENSATION COMMITTEE

  As the Compensation Committee of the Board of Directors, we offer this report to describe the compensation philosophy and policies underlying our recommendations to the Board of Directors for the 1998 compensation package of the company's executive officers generally and the Chief Executive Officer and the President and Chief Operating Officer more specifically. Please read this report carefully because certain features of the Chief Executive Officer's and the President and Chief Operating Officer's compensation arrangements are subject to your approval of the amended Stock Incentive Plan at this year's annual meeting.

Compensation Philosophy

  We have designed and adopted a compensation program for the company's executives based on three underlying principles: recruitment and retention of top executive talent, value creation and flexibility. Although we believe that executive compensation should be market based, to enable us to recruit and retain top performers with the necessary skills and talent, the compensation package has to provide the executive with an opportunity for compensation to exceed market standards. To this end, we have linked compensation to stockholder value by using stock options as the principal vehicle to achieve an above-market compensation opportunity. As a result, the compensation packages reward the accomplishments of management only to the extent such accomplishments create stockholder wealth. We believe that such a stock option-based program best aligns the interests of management with the interests of stockholders and is in the best interests of Capital One and its stockholders. Finally, we believe that the company's compensation program must maintain the flexibility to respond rapidly to market opportunities. Accordingly, we have avoided the use of rigid performance criteria under the plans, as such criteria could interfere with the company's business strategies.

Methodology for Determining Compensation

  Compensation Comparators. In determining the overall amount of compensation to be paid in 1998, we considered the compensation and benefits paid to similar executives within (i) those organizations against whom Capital One competes to recruit executive officers, (ii) companies in the financial services sector generally and (iii) other credit card companies.

  Surveys. We reviewed surveys, published by leading compensation and benefits consulting firms, showing compensation levels for executives in the group of comparable companies. In addition, with respect to the compensation of the Chief Executive Officer and the President and Chief Operating Officer, we reviewed information presented by our independent compensation consultants.

  Entrepreneurial Approach. To support an entrepreneurial approach, we developed a compensation package that emphasizes the use of stock-based incentives. Stock options are currently the only form of long-term incentive provided to our executives and, as a result, management can achieve compensation that is above market levels for executives in comparable companies only if the value of our company's common stock increases.

  Tier Approach. Capital One uses management "Tiers" in determining the overall compensation of its associates, including the executive officers, and assigns each executive officer to a designated Tier based on job responsibility and such officer's contribution to the management of the company.

Components of the Executive Compensation Program

  Executives are eligible to receive compensation in three forms:

    .  base salary,

    .  annual cash incentive awards, and

    .  annual stock option awards.

  Each compensation component is offered to executives in various combinations, depending on the executive's Tier. The combined package provides a total compensation opportunity that places executive compensation at approximately the 75th percentile in the range of total compensation paid to comparable executives at comparable companies.

  Base Salary. Each management Tier has a salary band. The salary band defines the minimum and maximum salary levels for the Tier. Targeted salaries are based on the 50th percentile for executives at comparable companies. Individual salaries within the band reflect the officer's scope of responsibility, prior experience and accomplishments, and other individual factors, as well as market data on salary levels for comparable positions. Base salaries are adjusted annually within the salary bands depending on individual performance, and are determined based on subjective evaluations of various factors, including recent performance and time in job. The company expects to adhere rigorously to the 50th percentile level for executive officers' salaries and therefore adjustments in targeted base salaries will be limited only to amounts necessary to maintain such level.

  Annual Cash Incentives. The compensation program also provides executive officers with annual cash option incentive awards based on individual and corporate performance criteria. Annual cash incentive targets in 1998 were a specified percentage (between 30% and 50%) of the base salary amount for each Tier such that total compensation (base salary and annual cash incentives) for executive officers is at approximately the 65th percentile of comparable companies. Actual cash incentive awards are determined based on a combination of corporate and individual performance and may be greater or less than the targeted annual incentive. Annual incentives can be as high as 200% of the target levels when performance exceeds the targeted criteria. Performance below the threshold level results in no award.

  Individual performance is based on subjective evaluations of factors similar to the criteria specified above for adjustments in base salaries. For corporate performance, we maintain a flexible approach to performance measurement so that we are able to respond appropriately to emerging and evolving business opportunities. The corporate performance criteria for 1998 annual incentives included earnings per share, marketing expenses, loan and account growth, credit quality, customer satisfaction, marketing innovation, operating efficiency, associate management, technological innovation, recruiting, flexibility, management integration and other factors.

  Annual Stock Option Awards. Stock options provide executive officers with a strong economic interest to maximize stockholder value, and align the interests of the executive officers with those of stockholders. Stock option grants compensate management only to the extent value in the form of stock price appreciation has been created. Stock options are granted with an exercise price equal to the market price on the grant date and therefore have no economic value unless Capital One's stock price increases. Given the company's emphasis on stock options in the overall compensation package, an executive officer's total compensation will be highly dependent on the performance of the common stock. This compensation component is intended to encourage individual commitment to corporate business strategies and to focus executives on improving stock performance.

  Stock option targets are established for each Tier. Individual grants are determined based on individual performance and can be increased or decreased by as much as 50% from the target levels. In evaluating individual performance, we consider an officer's responsibilities, recent performance and accomplishments and the expected future contribution of the officer to Capital One's performance. We determine individual performance based on a subjective evaluation of these factors.

  EntrepreneurGrants. To link more strongly the company's interest with that of its stockholders and more importantly, to retain our management team, we have developed a series of option grants to senior management (in addition to the annual stock incentive grants) under which managers can elect to give up some form of compensation in exchange for an additional option grant. These additional grants are often referred to as "EntrepreneurGrants." Beginning with the first EntrepreneurGrant in 1995, these programs have been designed with the aid of our independent compensation consultants to resemble the compensation structures of highly entrepreneurial companies and are highly dependent on the performance of the common stock.

  The company has conducted three separate EntrepreneurGrant programs for its executive officers, plus a "catch-up" grant for newly hired or promoted executive officers. Each EntrepreneurGrant has the following features:

    . Executive officers may elect to give up a portion of their base salary or incentive compensation, including an assumed amount of forgone company match under the company's associate savings plan, for two to five years in exchange for options.

    . The exercise price of such options is the fair market value of the company's common stock on the date of the grant, as determined by the average of the high and low sales prices of the common stock on the New York Stock Exchange on the relevant date.

    . Depending on the program, options vest either (i) in full upon the company's stock price reaching a specified target prior to a specific date, (ii) in full on a specific date or (iii) in one-third annual increments. In addition, options vest immediately upon a change of control of the company.

    . If vesting occurs upon the company's stock reaching a specified price, the target price represents an average increase of 20% annually through the vesting deadline.

    . Options are exercisable for a period of ten years from the date of grant. Options may expire earlier if the executive officer terminates employment, dies or suffers a disability.

    . All of the options are non-statutory stock options that do not receive favorable tax treatment under the Internal Revenue Code.

  We offered our first EntrepreneurGrant program on September 15, 1995 to the company's senior management. All of the executive officers named in the proxy statement that year (six at the time, all but one of whom are still at the company) elected to forgo the maximum allowable amount in exchange for options. Based on the success of EntrepreneurGrant I, on December 18, 1997, we offered a similar option program to our senior executives and Tier 4 managers, EntrepreneurGrant II, which focused more on stock price performance and the retention benefits to the company. The EntrepreneurGrant II options granted to our senior executives vested when the company's stock price reached and remained at or above $84.00 per share in 1998 and the options granted to Tier 4 managers will vest in full on December 18, 2000, or immediately upon a change in control. Because we believe that stock option grants continue to be extremely important to our overall compensation package, on June 11, 1998, we granted new performance-based options to our senior executives under EntrepreneurGrant III. These options will vest if the company's stock price reaches and remains at or above $175.00 per share for at least ten trading days in a 30 calendar-day period prior to June 11, 2001, or immediately upon a change of control. If the company's stock price does not reach this threshold within the given timeframe, these options will expire without vesting. The performance-based options granted to the Chief Executive Officer and to the President and Chief Operating Officer under EntrepreneurGrant III are subject to stockholder approval of Item 2 of this proxy statement.

  The following table illustrates the participation levels, compensation forgone and number of options granted pursuant to our three EntrepreneurGrant programs offered to senior management since 1995.

                          ENTREPRENEURGRANT PROGRAMS

                                              Percent of   Compensation
                                              Executives      Forgone        Options
        Program              Grant Date      Participating (approximate)     Granted
        -------              ----------      ------------- -------------    ---------
EntrepreneurGrant(1).... September 15, 1995       87%      $10.1 million    2,789,632
EntrepreneurGrant
 II(1).................. December 18, 1997        95%      $ 9.4 million    1,200,451(2)
EntrepreneurGrant
 III(3)................. June 11, 1998            95%      $11.7 million(4)   888,706
EntrepreneurGrant II     December 17, 1998        74%      $ 1.4 million       52,937
 catch-up grant(5)...... and January 4, 1999

--------
(1) Offered to senior management (Tiers 4 and above)
(2) Excludes 166,670 options subsequently surrendered by Messrs. Fairbank and Morris.
(3) Offered to senior executives (Tiers 3 and above).
(4) Includes value of 100,000 vested options surrendered by Mr. Fairbank and 66,670 vested options surrendered by Mr. Morris.
(5) Offered to senior management (Tiers 3 and 4) promoted or hired since EntrepreneurGrant II.

Deductibility of Compensation Expenses

  Section 162(m) of the Internal Revenue Code provides that compensation that is paid to the chief executive officer or to any of the four most highly compensated executive officers (other than the chief executive officer) in excess of $1 million is generally not deductible by the company for federal income tax purposes unless it qualifies as "performance-based" compensation. To qualify as "performance-based" under Section 162(m), compensation payments must be made from a plan that is administered by a committee of outside directors and must be based on the achievement of objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the Committee must certify that the performance goals have been achieved. Committee certification is not required, however, if the compensation is attributable solely to the increase in the value of the Company's stock.

  The Committee has considered the impact of this tax code provision in designing the company's compensation plans. While we believe it is more important to have executive officers focused on the business opportunities afforded by the company's information-based strategies rather than to use inappropriate measures to capture the benefits of the tax deduction, the Committee has and intends in the future to take such steps as it deems reasonably practicable to minimize the impact of Section 162(m). To this end, the performance-based options granted to Messrs. Fairbank and Morris under EntrepreneurGrant III are subject to stockholder approval of Item 2 of this proxy statement. If the stockholders approve Item 2, these options will qualify as "performance-based" and Section 162(m) will not prevent the company from deducting the expense associated with these options at the time of their exercise.

                                          The Compensation Committee

                                          Stanley I. Westreich (Chairman)
                                          James V. Kimsey

                             ELECTION OF DIRECTORS

                          (Item 1 on the Proxy Card)

  The Board of Directors is divided into three classes. At each annual meeting the term of one class expires. Directors in each class are elected to serve for three-year terms. At the 1997 annual meeting, Richard D. Fairbank and Stanley I. Westreich were elected to serve on the Board of Directors for three-year terms expiring at the annual meeting to be held in 2000. At the 1998 Annual Meeting, Nigel W. Morris and W. Ronald Dietz were elected to serve on the Board of Directors for three-year terms expiring at the annual meeting to be held in 2001. All of the current directors began serving as directors as of the close of business on February 28, 1995, except Mr. Fairbank and Mr. Westreich, who have served as directors since July 26, 1994.

  The nominees for re-election this year are James A. Flick, Patrick W. Gross and James V. Kimsey. Each has consented to serve a three-year term. Messrs. Flick, Gross and Kimsey have been directors of the company since February 28, 1995.

  In the event a nominee should not continue to be available for election, the Board may designate a substitute as a nominee. Proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

  Information about the three proposed nominees for election as directors, and about each other current director whose term will continue after the annual meeting, is set forth under "Information About Our Directors and Executive Officers" starting on page 5 of this proxy statement.

  Directors will be elected by a plurality of the votes cast for the election of directors at the meeting. Cumulative voting is not permitted.

  The Board recommends a vote "FOR" each of these director nominees.

             APPROVAL OF THE 1994 STOCK INCENTIVE PLAN, AS AMENDED

                          (Item 2 on the Proxy Card)

  The Board of Directors is recommending your approval of the Stock Incentive Plan as it has been amended (i) to increase by 3,250,000 the number of shares available for issuance under the plan and (ii) to clarify that all employees of the company are eligible to participate in the plan. Approval of the plan will also constitute approval of the option grants to Mr. Fairbank, our Chairman and Chief Executive Officer, and Mr. Morris, our President and Chief Operating Officer, under EntrepreneurGrant III, which will remain outstanding if and only if the number of shares available for issuance under the plan is increased as set forth above.

  We have summarized below the amendments to the Stock Incentive Plan and the reasons why we are recommending approval of the plan as amended. We also summarize below the material provisions of the Stock Incentive Plan, which summary is qualified by reference to the text of the plan attached to this proxy statement as Appendix I.

Brief Summary      The Stock Incentive Plan currently authorizes the issuance of up to 10,620,880 shares of common stock. On January 22, 1999, the Board of Directors approved an amendment to the Stock Incentive Plan to increase the number of shares reserved for issuance under the plan by 3,250,000 shares to 13,870,880. Due to prior stock option and restricted stock grants, as of December 31, 1998, only 895,674 shares remained available for issuance under the plan to the company's employees (without reduction for the 666,680 shares issuable under the option grants to Mr. Fairbank and Mr. Morris under EntrepreneurGrant III). Messrs.
                   Fairbank and Morris have agreed that the stock options granted to them under EntrepreneurGrant III are subject to forfeiture if this proposed amendment to the plan is not approved. Therefore, by approving the plan, as amended, you will be approving these grants as well. Currently, the terms of the Stock Incentive Plan provide that any "key employee" of the company is eligible to receive an award under the Plan. In exercising its administrative responsibilities under the Plan, the Compensation
                   Committee (with the support of the Board of Directors) has considered every employee as potentially "key" in terms of the employee's ability to contribute to the profits or growth of the company. By stating specifically that all employees are eligible to receive awards, the proposed amendment to the plan would conform the language of the plan to this interpretation and would allow the company to continue implementing its compensation philosophy for employees at all levels.

Purpose of these Amendments
                   The Board of Directors strongly recommends your approval of the plan. The Board believes that stock option grants are extremely important to the company's overall compensation package and to the continued success of the company. To recruit and, more importantly, to retain top performers with the skills and talent necessary to succeed with the company's strategy, the compensation package offered to our executives must provide an opportunity for compensation that exceeds market standards. To this end, the Board of Directors has linked executive compensation to stockholder value by using stock options as the principal vehicle to achieve this above-market compensation opportunity. Stock options provide executive officers a strong economic interest in maximizing stockholder value and align their interests with that of stockholders. Given the company's emphasis on stock options in the overall compensation package, an executive officer's total compensation will be highly dependent on the performance of the company's common stock.

                   This compensation program encourages the individual commitment of all senior management to corporate business strategies and focuses executives on improving stock performance.

                   The company also grants options from time to time to its non-executive employees. These options may be in the form of annual bonuses to Tier 5 and 6 employees or through periodic grants like the company's OneGrant of April 1998, under which the Compensation Committee granted options to purchase 50 shares to all Capital One Tier 6, 7 and 8 employees. The Board of Directors strongly believes that such programs are important to link the interests of all of the company's employees with that of its stockholders and to recruit and retain the most qualified employees for the company. Clarifying the eligibility requirements under the Stock Incentive Plan will enable the company to fulfill this goal.

Dilution of options offset by Stock Repurchases
                   On July 10, 1997, the Board of Directors approved a program to repurchase up to 2,000,000 shares of common stock in order to offset partially the dilutive and earnings per share impact of new issuances of common stock under the company's various stock plans, including the Stock Incentive Plan. On July 30, 1998, the Board of Directors increased the number of shares authorized for repurchase by 1,500,000 shares, for a total program to repurchase up to 3,500,000 shares. As of March 15, 1999, the company had repurchased 2,262,500 shares under this program. The company uses these repurchased shares for issuances under the Stock Incentive Plan and other benefit plans.

Stockholder approval needed for tax deductibility
                   Stockholder approval of the material terms of the Stock Incentive Plan is required so that we generally can deduct for federal income tax purposes the compensation expense associated with options granted under the Stock Incentive Plan to our senior executives who are covered by Section 162(m) of the Internal Revenue Code. By approving the material terms of the Stock Incentive Plan, as amended, you will be also be approving the options previously granted to Mr. Fairbank, our Chairman and Chief Executive Officer, and Mr. Morris, our President and Chief Operating Officer, under EntrepreneurGrant III. Stockholder approval of the specific option grants to Messrs. Fairbank and Morris is necessary for deductibility for federal income tax purposes of the compensation expense associated with these options. If this amendment is not adopted, the options granted to Messrs. Fairbank and Morris under EntrepreneurGrant III, will terminate in full. See "Report on Executive Compensation from the Compensation Committee--Deductibility of Compensation Expenses" on page 20 of the Proxy Statement.

Description of the Stock Incentive Plan

  The Stock Incentive Plan currently authorizes the issuance of up to 10,620,880 shares of common stock and, as amended, will authorize the issuance of up to 13,870,880 shares of common stock. The plan is administered by the Compensation Committee of the Board of Directors. Executive officers (including the Named Executive Officers) and all other company employees are eligible to participate in the plan. As of December 31, 1998, the company had 10,073 full-time and 359 part-time employees. The Stock Incentive Plan is intended to provide a means for employees to increase their personal financial interest in the company, thereby stimulating the efforts of these employees and strengthening their desire to remain with the company. The Stock Incentive Plan terminates on October 27, 2004, unless sooner terminated by the Board of Directors.

  The Board of Directors may amend the Stock Incentive Plan in such respects as it deems advisable; provided that, if and to the extent required by the Internal Revenue Code, the stockholders of Capital One must approve any amendment that would (i) materially increase the benefits accruing to participants under the plan, (ii) materially increase the number of shares of common stock that may be issued under the plan, or (iii) materially expand the class of persons eligible for participation in the plan.

  Stock Options. Options to purchase shares of common stock granted under the Stock Incentive Plan may be incentive stock options that qualify for favorable income tax treatment or nonstatutory stock options. The purchase price of common stock covered by an option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% stockholder, 110%) of the fair market value of the common stock on the date of the option grant. The value of incentive stock options, based on the exercise price, which can be exercisable for the first time in any calendar year under the Stock Incentive Plan or any other similar plan maintained by the company is limited to $100,000.

  Options may be exercised only at such times as may be specified by the Compensation Committee in the optionee's stock option agreement. Generally, an incentive stock option shall not be exercisable after the first to occur of
(i) ten years (or, in the case of an incentive stock option granted to a 10% stockholder, five years) from the date on which the incentive stock option was granted, (ii) three months from the optionee's retirement or termination of employment for reasons other than death or disability, or (iii) one year from the optionee's retirement or termination of employment on account of death or disability. The Committee may grant options with more liberal exercise provisions provided that the optionee must consent to the exercise provisions if such provisions would cause the incentive stock option to lose its favorable tax treatment. The Committee also may grant options with a provision that an option not otherwise exercisable will vest upon a change of control, and/or that restrictions on stock options will lapse, upon a change of control.

  If the option so provides, an optionee exercising an option may pay the purchase price in cash; by delivering shares of common stock that were held by the optionee for at least six months; by delivering a promissory note; by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the company the amount of sale or loan proceeds from the option shares to pay the exercise price; or by such other methods of exercise as may be approved by the Committee from time to time. The Committee may, in its discretion, provide that an employee who exercises an option by delivering already-owned shares of common stock will automatically be granted a new option in an amount equal to the number of shares delivered to exercise the option with an exercise price equal to the fair market value of the common stock on the date of delivery and otherwise having terms that are generally the same as the option that is exercised (a "reload option"), except that such reload options may not have a reload feature. The Committee may, in its discretion, include reload option rights in an option when granted or amend an outstanding option to grant reload option rights.

  Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights with an incentive or nonstatutory stock option, or the Committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory stock option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender all or a portion of his unexercised stock appreciation right and receive in exchange an amount equal to the excess of (i) the fair market value on the date of exercise of the common stock covered by the surrendered portion of the stock appreciation right over (ii) the exercise price of the common stock under the related option. The Committee may limit the amount that can be received when a stock appreciation right is exercised. When a stock appreciation right is exercised, the corresponding option, or portion thereof, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. The company's obligation arising upon the exercise of a stock appreciation right may be paid in common stock or in cash, or in any combination of the two, as the Committee may determine. Stock appreciation rights may be exercised only when the underlying option is exercisable.

  Restricted Stock. Restricted stock issued pursuant to the Stock Incentive Plan is subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the plan, and (ii) if a holder of restricted stock ceases to be employed by the company, such holder will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

  The Committee establishes as to each share of restricted stock issued under the Stock Incentive Plan the terms and conditions upon which the restrictions on such shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, the meeting of performance goals, or as a result of the disability, death or retirement of the recipient or a change of control. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

  Incentive Stock. The Committee may establish performance programs with fixed goals and designate employees as eligible to receive incentive stock if the goals are achieved. Incentive stock will be issued only in accordance with the program established by the Committee. More than one performance program may be established by the Committee, such programs may operate concurrently or for varied periods of time, and a participant may participate in more than one program at the same time. A participant who is eligible to receive incentive stock has no rights as a stockholder until incentive shares are received.

  Individual Award Limits. The maximum number of shares with respect to which nonstatutory stock options or stock appreciation rights may be granted under the plan in any calendar year to an eligible employee are as follows: (i) the Chief Executive Officer--1.5 million shares; (ii) each of the next four most highly compensated employees during the preceding calender year--1.0 million shares; and (iii) each other eligible employee--500,000 shares.

  Termination/Adjustments/Transferability. If a stock option expires or otherwise terminates unexercised, any unissued shares allocable to such stock option may be subjected again to an award. Similarly, if shares of restricted stock or incentive stock are returned to, canceled or otherwise reacquired by the company or shares are surrendered to the company in payment of federal and state income tax withholding liabilities upon the exercise of nonstatutory stock options or stock appreciation rights, such shares may again be subjected to an award under the Stock Incentive Plan. Adjustments will be made in the number of shares that may be issued under the Stock Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of common stock or the future creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock. Generally, any award under the Stock Incentive Plan may not be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution, and all rights granted to a participant under the Stock Incentive Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives. However, the Committee, in its discretion, may provide that all or a portion of a stock option (other than incentive stock options) and related stock appreciation rights may be granted upon such terms that permit the transfer of such awards in the form and manner determined by the Committee. Upon the death of a participant, his personal representative or beneficiary may exercise his rights to the extent permitted under the terms of the Stock Incentive Plan and the award granted under the Stock Incentive Plan.

Federal Income Tax Consequences

  Generally federal income tax liability is not incurred when an employee is granted a nonstatutory stock option or an incentive stock option or when the employee is granted restricted stock. An employee will be subject to federal income tax on the award of restricted stock when the restrictions imposed lapse or the stock becomes transferable, unless the employee makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant, with the result that any future appreciation (or depreciation) in the value of the stock subject to the grant will be treated as capital gain (or loss) at the time the stock is sold. An employee who is eligible to receive incentive stock if performance goals are met will not incur federal income tax until the incentive stock is received.

  Upon exercise of a nonstatutory stock option or a stock appreciation right, an employee generally will recognize compensation income, which is subject to income tax withholding by the company, equal to the difference between the fair market value of the common stock on the date of the exercise and the purchase price. An employee who has received shares of restricted stock, and has not made a Section 83(b) election, will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or the stock becomes transferable. An employee who receives shares of incentive stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of incentive stock on the date of transfer to the employee. Generally, such amounts will be included in income in the tax year in which such event occurs, but a director or officer may be subject to special tax rules that defer recognition of income until the restricted stock or incentive stock could be sold by such person without incurring liability under Section 16 of the Securities Exchange Act. The compensation income recognized by the employee will be subject to income tax withholding by the company.

  When an employee exercises an incentive stock option, he generally will not recognize income subject to tax, unless the employee is subject to the alternative minimum tax.

  An employee may deliver shares of common stock instead of cash to acquire shares under an incentive stock option or nonstatutory stock option, without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods for the "statutory option stock" have not been met, he will be considered to have made a taxable disposition of the "statutory option stock." "Statutory option stock" is stock acquired upon the exercise of incentive stock options.

  Assuming that the recipient's compensation is otherwise reasonable and that the statutory limitations on compensation deductions by publicly held companies (as discussed below) imposed by Section 162(m) of the Internal Revenue Code do not apply, the company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonstatutory options and stock appreciation rights or when restrictions imposed upon restricted stock lapse or upon the receipt of incentive stock. Section 162(m) imposes a $1 million limitation on the amount of the annual compensation deduction allowable to a publicly-held company in respect of each of its chief executive officer and its four most highly paid executive officers other than the chief executive officer. An exception is provided for certain performance-based compensation if statutory provisions pertaining to stockholder approval (and related disclosure) and plan administration are satisfied. The provisions of the Stock Incentive Plan as it is proposed to be amended, will satisfy these statutory provisions with respect to nonstatutory stock options and stock appreciation rights so that compensation income recognized upon the exercise of a nonstatutory option or a stock appreciation right will be performance-based.

  No deduction to the company is allowed in connection with an incentive stock option, unless the employee disposes of common stock received upon exercise before the expiration of the holding period for incentive stock option stock, subject to the limitations of Section 162(m).

  This summary of federal income tax consequences of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock and incentive stock does not purport to be complete. There may also be state and local income taxes applicable to these items.

New Plan Benefits Table

The following table summarizes the stock option grants that have been made to the Messrs. Fairbank and Morris under EntrepreneurGrant III, subject to stockholder approval. The remaining 3,478,994 shares of common stock that, after giving effect to the amendment, will be available for issuance under the Stock Incentive Plan will be used for future awards. All such future awards are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

                               NEW PLAN BENEFITS

                                     1998

                                                                 Number of
                                                             Underlying Shares
                     Name and Position                      Grants of Options(1)
                     -----------------                      --------------------
Richard D. Fairbank
 Chairman and Chief Executive Officer......................       400,000
Nigel W. Morris
 President and Chief Operating Officer.....................       266,680

--------
(1) The exercise price of these options is $101.3125, the average of the high and low trading prices of the company's common stock on June 11, 1998, the date of grant. These options vest if the stock price reaches and remains at or above $175.00 for at least ten trading days in any 30 calendar-day period on or before June 11, 2001. All of the options vest immediately upon a change of control that occurs on or before June 11, 2001.

Stock Price

On March 15, 1999, the closing price of the company's common stock on the New York Stock Exchange was $133.5625.

Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the Stock Incentive Plan, as amended.

The Board of Directors recommends that you vote "FOR" approval of the Stock Incentive Plan, as amended.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                          (Item 3 on the Proxy Card)

  The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as independent auditors for 1999. The Board is submitting this proposal to the vote of the stockholders in order to obtain their view on the Board's selection. If stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will reconsider the selection of independent auditors.

  Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of Ernst & Young LLP as independent auditors for 1999.

  The Board recommends a vote "FOR" the ratification of Ernst & Young LLP as the independent auditors for 1999.

                                OTHER BUSINESS

  We know of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

                         ANNUAL REPORT TO STOCKHOLDERS

  The Annual Report to Stockholders for the fiscal year ended December 31, 1998, including consolidated financial statements, is being furnished along with this proxy statement to stockholders of record on March 1, 1999. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material. A copy of our Annual Report on Form 10-K, which is filed with the Securities and Exchange Commission, may be obtained at the meeting or by contacting our Investor Relations Department at the company's address on the front cover of this proxy statement.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  If you wish to present a stockholder proposal at the 2000 annual meeting and wish to have such proposal considered for inclusion in our 2000 proxy statement, you must send us the proposal, along with any supporting statement, to the Corporate Secretary, so that it is received at the address on the front cover of this proxy statement on or before November 26, 1999. All proposals must comply with applicable Securities and Exchange Commission regulations.

  Under our bylaws, if you wish to nominate directors for election, or present other business before the stockholders at the annual meeting, you must give proper written notice of any such nomination or business to the Corporate Secretary not before January 29, 2000 and not after February 18, 2000. If the annual meeting for 2000 is not within thirty days before or seventy days after April 29, 2000, the anniversary date of this year's annual meeting, you must send notice within ten days following any notice or publication of the meeting. Your notice must include certain information specified in our bylaws concerning the nomination or the business. A copy of our bylaws may be obtained from the Corporate Secretary at the company's address on the front cover of this proxy statement.

                         INTERNET AND TELEPHONE VOTING

Shares Directly Registered in the Name of the Stockholder

  Stockholders with shares registered directly with the company's transfer agent, First Chicago Trust Company of New York, may vote telephonically by calling First Chicago at 800-OK2-VOTE (800-652-8683) or electronically via the Internet at the following address on the World Wide Web:

                              www.vote-by-net.com

  Votes submitted via the Internet through First Chicago's program must be received by 8:00 PM (EDT) on April 28, 1999. The giving of a proxy by telephone or via the Internet will not affect your right to vote in person if you decide to attend the meeting.

Shares Registered in the Name of a Brokerage Firm or Bank

  A number of brokerage firms and banks participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by First Chicago for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may elect to vote via the Internet as set forth on your voting form. Votes submitted via the Internet through the ADP program must be received by 11:59 PM (EDT) on April 28, 1999. The giving of such proxy will not affect your right to vote in person if you decide to attend the annual meeting.

  Proxies given pursuant to Internet and telephone voting are permitted under applicable law. The telephone and Internet voting procedures are designed to authenticate a stockholder's identity, to allow a stockholder to give his or her voting instructions and to confirm that a stockholder's instructions have been recorded properly. Stockholders voting via the Internet through either First Chicago or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

          ELECTRONIC DELIVERY OF NEXT YEAR'S ANNUAL MEETING MATERIALS

  For the first time, the company is offering its stockholders the opportunity to consent to receiving the company's year 2000 proxy materials and annual report electronically. Electronic delivery could save the company a significant portion of the costs associated with printing and mailing its annual meeting materials, and we hope that our stockholders find this service convenient and useful. By providing the appropriate information when you vote via the Internet, you can consent to receive a notice next year explaining how to access Capital One's year 2000 proxy materials and annual report on the Internet. If you consent and the company elects to deliver next year's proxy materials and/or annual report to you electronically, then the company will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send paper copies of these materials through the mail. Of course, the company may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective only through Capital One's annual meeting of stockholders to be held in the year 2000.

  By consenting to electronic delivery, you are stating to the company that you currently have access to the Internet and expect to have access next year. If you do not have access to the Internet, or do not expect to have access next year, please do not consent to electronic delivery because the company may rely on your consent and not deliver paper copies of the annual meeting materials next year. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

                                          By Order of the Board of Directors,

                                          [/s/ JOHN G. FINNERAN, JR. APPEARS
                                          HERE]
                                          John G. Finneran, Jr.
                                          Corporate Secretary

March 20, 1999

                                  APPENDIX I

                       CAPITAL ONE FINANCIAL CORPORATION

                     1994 STOCK INCENTIVE PLAN, AS AMENDED

  1. Purpose. The purpose of the Capital One Financial Corporation 1994 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of Capital One Financial Corporation (the "Company") by attracting and retaining key employees of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees of the Company upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Awards granted to such employees under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees' interests with those of the Company's shareholders. The Plan was adopted by the Board of Directors and approved by the Company's sole shareholder on October 28, 1994.

  The Plan is intended to satisfy the requirements of Securities and Exchange Commission Rule 16b-3 ("Rule 16b-3").

  2. Definitions. As used in the Plan, the following terms have the meanings indicated:

    (a) "Award" means, collectively, the award of an Option, Stock Appreciation Right, Restricted Stock or Incentive Stock under the Plan.

    (b) "Board" means the board of directors of the Company.

    (c) "Change of Control" means:

      (i) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% (or, if such shares are purchased from the Company, 40%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

      (ii) Individuals who constitute the Board as of September 1, 1995 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to September 1, 1995 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

      (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

      (iv) (A) a complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

      (v) Neither the sale of Company common stock in an initial public offering, nor the distribution of Company common stock by Capital One Financial Corporation's parent corporation to its shareholders in a transaction to which Section 355 of the Internal Revenue Code applies, nor any restructuring of the Company or its Board of Directors in contemplation of or as the result of either of such events, shall constitute a Change of Control.

    (d) "Code" means the Internal Revenue Code of 1986, as amended.

    (e) "Company" means Capital One Financial Corporation, a Delaware corporation.

    (f) "Company Stock" means Common Stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 15), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

    (g) "Date of Grant" means the date on which an Award is granted by the Committee or such later date specified by the Committee as the date as of which the Award is to be effective.

    (h) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

    (i) "Distribution" means the distribution of the Company's common stock to shareholders of the Company's parent corporation in a transaction to which Code Section 355 applies.

    (j) "Distribution Date" means the date on which the Distribution occurs.

    (k) "Fair Market Value" means, on the date shares of the Company Stock are offered in an initial public offering, the offering price, and on any given date thereafter, the average of the high and low price on such date as reported on The New York Stock Exchange-Composite Transactions Tape. In the absence of any such sale, fair market value means the average of the highest bid and lowest asked prices of a share of Company Stock on such date as reported by such source. In the absence of such average or if shares of Company Stock are no longer traded on The New York Stock Exchange, the fair market value shall be determined by the Committee using any reasonable method in good faith.

    (l) "Incentive Stock" means Company Stock awarded when performance goals are achieved pursuant to an incentive plan as provided in Section 9.

    (m) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code section 422.

    (n) "Insider" means a person subject to Section 16(b) of the Securities Exchange Act of 1934.

    (o) "Nonstatutory Stock Option" means an Option, which does not meet the requirements of Code section 422, or even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

    (p) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

    (q) "Parent" means, with respect to any corporation, a "parent corporation" of that corporation within the meaning of Code section 424(e).

    (r) "Participant" means any employee who receives an Award under the Plan.

    (s) "Reload Feature" means a feature of an Option described in an employee's stock option agreement that provides for the automatic grant of a Reload Option in accordance with the provisions described in Section 10(d).

    (t) "Reload Option" means an Option granted to an employee equal to the number of shares of already owned Company Stock delivered by the employee to exercise an Option described in Section 10(d).

    (u) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8.

    (v) "Restricted Stock Award" means an award of Restricted Stock granted under the Plan.

    (w) "Rule 16b-3" means Rule 16b-3 of the Securities Exchange Act of 1934. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

    (x) "Stock Appreciation Right" means a right granted under the Plan to receive from the Company amounts in cash or shares of Company Stock upon the surrender of an Option.

    (y) "Stock Option Committee" or "Committee" means the committee appointed by the Board as described under Section 16.

    (z) "Subsidiary" means, with respect to any corporation, a "subsidiary corporation" of that corporation within the meaning of Code section 424(f).

    (aa) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

  3. General. The following types of Awards may be granted under the Plan:
Options, Stock Appreciation Rights, Restricted Stock or Incentive Stock. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

  4. Stock. Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 13,870,880 shares of Company Stock, which shall be authorized, but unissued shares. Shares granted under the Plan that expire or otherwise terminate unexercised and shares forfeited pursuant to restrictions on Restricted Stock or Incentive Stock may again be subjected to an Award under the Plan. The Committee is expressly authorized to make an Award to a Participant conditioned upon the surrender for cancellation of an existing Award. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by an optionee or retained by the Company in payment of federal and state income tax withholding liabilities upon exercise of a Nonstatutory Stock Option or a Stock Appreciation Right.

  5. Eligibility.

  (a) Any employee of the Company (or Parent or Subsidiary of the Company) who, in the judgment of the Committee has contributed or can be expected to contribute to the profits or growth of the Company (or Parent or Subsidiary) shall be eligible to receive Awards under the Plan. Directors of the Company who are employees and are not members of the Committee are eligible to participate in the Plan. The Committee shall have the power and complete discretion, as provided in Section 16, to select eligible employees to receive Awards and to determine for each employee the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Award.

  (b) The grant of an Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

  6. Stock Options.

  (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible employee stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 7), and the conditions to which the grant and exercise of the Options are subject. This notice shall constitute the stock option agreement between the Company and the eligible employee.

  (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant. If the employee is a 10% Shareholder and the Option is an Incentive Stock Option, the exercise price shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

  (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the employee's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

    (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant, (y) three months from the employee's retirement or termination of employment with the Company and its Parent and Subsidiary corporations for reasons other than Disability or death, or (z) one year from the employee's termination of employment on account of Disability or death.

    (ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the employee is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise (or was so employed not more than three months before the time of the exercise) and has been employed by the Company or a Parent or Subsidiary of the Company at all times since the Date of Grant. If an employee's employment is terminated other than by reason of his Disability or death at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the employee may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the employee's termination of employment. If an employee's employment is terminated by reason of his Disability at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the employee may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the employee's termination of employment. If an employee's employment is terminated by reason of his death at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the employee's death by the person to whom the employee's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

    (iii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which incentive stock options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and similar incentive options granted after 1986 under all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

  (d) The Committee may, in its discretion, grant Options which by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

  (e) The maximum number of shares with respect to which Nonstatutory Options or Stock Appreciation Rights may be granted in any calendar year to an employee eligible to participate in the Plan is as follows: the Chief Executive Officer, 1,500,000; each of the next four most highly compensated employees, 1,000,000; each other eligible employee, 500,000.

  (f) The Committee may, in its discretion, grant Options containing or amend Options previously granted to provide for a Reload Feature subject to the limitations of Section 10(d).

  (g) Notwithstanding paragraph (c) above, the Committee may, in its discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions; provided however if the Incentive Stock Option as amended no longer meets the requirements of Code section 422, and as a result such Option no longer qualifies for favorable Federal income tax treatment under Code section 422, the amendments shall not become effective without the written consent of the Participant and provided further that no Incentive Stock Option may be exercised after ten (10) years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five (5) years) from the Date of Grant.

  7. Stock Appreciation Rights.

  (a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Incentive Stock Option. At the discretion of the Committee, Stock Appreciation Rights may also be granted in connection with all or any part of a Nonstatutory Stock Option, either concurrently with the grant of the Nonstatutory Stock Option or at any time thereafter during the term of the Nonstatutory Stock Option. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

    (i) Stock Appreciation Rights shall entitle the employee, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount in cash or shares of Company Stock (as provided in the Stock Appreciation Right) equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the employee will be entitled to receive upon exercise of the Stock Appreciation Right.

    (ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

    (iii) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right issued in tandem with an Option shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires.

    (iv) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

  (b) The manner in which the Company's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the employee's Option or the related Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

  8. Restricted Stock Awards.

  (a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice, when accepted in writing by the Participant shall become an award agreement between the Company and the Participant and certificates representing the shares shall be issued and delivered to the Participant. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

  (b) Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

    (i) Unless otherwise provided by the Committee, Restricted Stock may not be sold, assigned, transferred or disposed of within a six-month period beginning on the Date of Grant.

    (ii) None of such shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (d) or (e) below.

    (iii) If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (d) or (e) below, on the date such Participant ceases to be so employed.

  (c) Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.

  (d) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change of Control.

  (e) Notwithstanding the forfeiture provisions of paragraph (b)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

  (f) Each Participant shall agree at the time his Restricted Stock Award is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, the aggregate amount of any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock subject to the Restricted Stock Award. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

  (g) The Company may place on any certificate representing Company Stock issued in connection with an Incentive Award any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent.

  9. Incentive Stock Awards.

  (a) Incentive Stock may be issued pursuant to the Plan in connection with incentive programs established from time to time by the Committee when performance criteria established by the Committee as part of the incentive program have been achieved. If the objectives established by the Committee as a prerequisite to the receipt of Incentive Stock have not been achieved, no stock will be issued, except as provided in (c). A Participant eligible for the receipt or issuance of incentive shares will have no rights as a stockholder before actual receipt of the Incentive Stock.

  (b) Whenever the Committee deems it appropriate, the Committee may establish an incentive program and notify Participants of their participation in and the terms of the incentive program. More than one incentive program may be established by the Committee and they may operate concurrently or for varied periods of time and a Participant may be permitted to participate in more than one incentive program at the same time. Incentive Stock will be issued only subject to the incentive program and the Plan and consistent with meeting the performance goals set by the Committee. Incentive Stock may be issued without cash consideration.

  (c) The Committee may provide in the incentive program, or subsequently, that Incentive Stock will be issued if a Change of Control occurs even though the performance goals set by the Committee have not been met.

  (d) A Participant's interest in an incentive program may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

  (e) Each Participant shall agree as a condition of his participation in an incentive program and the receipt of Incentive Stock, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, the aggregate amount of any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Incentive Stock received. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

  (f) The Company may place on any certificate representing Company Stock issued in connection with an Incentive Award any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent.

  10. Method of Exercise of Options and Stock Appreciation Rights.

  (a) Options and Stock Appreciation Rights may be exercised by the employee giving written notice of the exercise to the Company, stating the number of shares the employee has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided that if the terms of an Option so permit, the employee may (i) deliver Company Stock that the Participant has owned for at least six (6) months (valued at Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the sale or loan proceeds to pay the exercise price, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code.

  (b) Options and Stock Appreciation Rights may also be exercised by the employee in accordance with any other method or methods of exercise as may be approved from time to time by the Committee;

  (c) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or Stock Appreciation Right any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require of the employee a customary written indication of his investment intent. Until the employee has made any required payment, including any applicable Federal, state and local withholding taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

  (d) If an employee exercises an Option that has a Reload Feature by delivering already owned shares of Company Stock, the employee shall automatically be granted a Reload Option. The Reload Option shall be subject to the following provisions:

    (i) The Reload Option shall cover the number of shares of Company Stock delivered by the employee to the Company to exercise the Option with the Reload Feature;

    (ii) The Reload Option will not have a Reload Feature;

    (iii) The exercise price of shares of Company Stock covered by a Reload Option shall be 100% of the Fair Market Value of such shares on the date the employee delivers shares of Company Stock to the Company to exercise the Option that has a Reload Feature;

    (iv) The Reload Option shall be subject to the same restrictions on exercisability as those imposed on the underlying Option (possessing the Reload Feature);

    (v) The Reload Option shall not be exercisable until the expiration of any retention holding period imposed on the disposition of any shares of Company Stock covered by the underlying Option (possessing the Reload Feature).

  The Committee may, in its discretion, cause the Company to place on any certificate representing Company Stock issued to a Participant upon the exercise of an underlying Option (possessing a Reload Feature as evidenced by the stock option agreement for such Option) delivered pursuant to this subsection (d), a legend restricting the sale or other disposition of such Company Stock.

  (e) Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule adopted, as the same now exists or may, from time to time, be amended.

  11. Applicable Withholding Taxes. As an alternative to making a cash payment to the Company to satisfy tax withholding obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Federal, state and local tax liabilities of the Participant arising in the year the Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee.

  12. Transferability of Awards and Options. To the extent required by the Code, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative. The Committee is expressly authorized, in its discretion, to provide that all or a portion of a Nonstatutory Stock Option or Stock Appreciation Right may be granted to a Participant upon terms that permit transfer of the Nonstatutory Stock Option or Stock Appreciation Right in a form and manner determined by the Committee.

  13. Effective Date of the Plan. This Plan having been adopted by the Company's Board and approved by the Company's sole shareholder shall be effective on October 28, 1994. Until the requirements of any applicable federal and state securities laws have been met, no Option or Stock Appreciation Right shall be exercisable and no award of Restricted Stock or Incentive Stock shall be made.

  14. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on October 27, 2004. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, if and to the extent required by the Code, no change shall be made that materially increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 15), materially expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the

Company. Notwithstanding the foregoing, the Board may amend the Plan and unilaterally amend Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Award previously granted to him.

  15. Change in Capital Structure.

  (a) In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted under the Plan, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

  (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

  (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

  16. Administration of the Plan. The Plan shall be administered by the Committee consisting solely of two or more nonemployee directors of the Company (within the meaning of Rule 16b-3), who shall be appointed by the Board. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

    (a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) whether to include a Reload Feature in an Option and to impose limitations on the use of shares acquired through the exercise of a Reload Option to exercise Options, (vi) the fair market value of Company Stock,
  (vii) the time or times when an Award shall be granted, (viii) whether an Award shall become vested over a period of time and when it shall be fully vested, (ix) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (x) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xi) whether to accelerate the time of receipt of Incentive Stock or the time when any or all restrictions with respect to Restricted Stock will lapse or be removed, (xii) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Incentive Stock or the lapse of restrictions on Restricted Stock, (xiii) when Options and Stock Appreciation Rights may be exercised, (xiv) whether a Disability exists, (xv) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xvi) whether to approve a Participant's election (x) to deliver shares of already owned Company Stock to satisfy tax liabilities arising upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right or (y) to have the Company withhold from the shares to be issued upon the exercise or receipt of an Award that number of shares necessary to satisfy tax liabilities arising from such exercise or receipt, (xvii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xviii) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall also have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

    (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

    (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

    (d) The Board of Directors from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

  17. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered as follows: (a) if to the Company--delivery shall be made personally or by first class mail, postage prepaid at its principal business address to the attention of the Company's Director of Human Resources; and (b) if to any Participant--personally, including by delivery through the Company's internal electronic system with a return receipt requested or interoffice mail system, or by first class mail, postage prepaid, at the last known address of the Participant known to the sender at the time the notice or other communication is sent.

  18. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

  19. Foreign Equity Incentive Plans. The Committee may authorize any foreign Subsidiary or any foreign unincorporated division of the Company or of a Subsidiary to adopt a plan for granting Awards (a "Foreign Equity Incentive Plan"). All Awards granted under a Foreign Equity Incentive Plan shall be treated as grants under this Plan. A Foreign Equity Incentive Plan shall have such terms as the Committee permits; provided that such terms are not inconsistent with the provisions of this Plan; and provided further that such terms may be more restrictive than those in this Plan. Awards granted under a Foreign Equity Incentive Plan shall be governed by the terms of this Plan except to the extent that the terms of the Foreign Equity Incentive Plan are more restrictive than the terms of this Plan, in which case such terms of the Foreign Equity Incentive Plan shall control.

  20. Substitute Award. The Committee may make a grant of an Award to an employee of another corporation who becomes an employee of the Company (or Parent or Subsidiary of the Company) by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, liquidation or similar transaction involving the Company (or Parent or Subsidiary of the Company) in substitution for any award made by such corporation. The terms and conditions of the substitute Award may vary from the terms and conditions required by the Plan and from those of the substituted award. The Committee shall prescribe the provisions of the substitute Award.

                        [CAPITAL ONE LOGO APPEARS HERE]

REVOCABLE PROXY

                       CAPITAL ONE FINANCIAL CORPORATION
               Annual Meeting of Stockholders -- April 29, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Richard D. Fairbank and John G.
P    Finneran, Jr., and either of them, proxies of the undersigned, with full
R    power of substitution, to vote all the shares of Common Stock of Capital
O    One Financial Corporation, a Delaware corporation (the "Corporation"), held
X    of record by the undersigned on March 1, 1999, at the Annual Meeting of
Y    Stockholders to be held April 29, 1999, and at any adjournment thereof.

         This Proxy when properly executed will be voted as specified by the undersigned stockholder. If no choice is specified by the stockholder, this proxy will be voted "For" all portions of Items (1), (2) and (3), and in the proxies' discretion on any other matters coming before the meeting.

         The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.


                  Nominees for the Election of Directors are:
         1. James A. Flick    2. Patrick W. Gross   3. James V. Kimsey

            (Continued and to be dated and signed on reverse side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

      Fold and Detach Here if You Are Returning Your Proxy Solicitation/
                        Voting Instruction Card By Mail

[ X ] Please mark your                                                                                                      2539
      votes as in this
      example.

-----------------------------------------------------------------------------------------------------------------------------------
                                         Directors recommend a vote FOR Items 1, 2 and 3.
-----------------------------------------------------------------------------------------------------------------------------------
                            WITHHOLD
                      FOR   AUTHORITY                       FOR   AGAINST  ABSTAIN                            FOR   AGAINST  ABSTAIN

1. Election of       [   ]    [   ]    2. Approval of the  [   ]   [   ]    [   ]   3. Ratification of the   [   ]   [   ]    [   ]
   Directors                              1994 Stock                                   selection of Ernst &
(All nominees listed                      Incentive Plan,                              Young LLP as
on reverse side.)                         as amended.                                  independent auditors
                                                                                       of the Company
To withhold authority to vote for any individual nominee, write such                   for 1999.
nominee's name in the space provided below
                                                                                    4. In their discretion
--------------------------------------------------------------------                   the proxies are
                                                                                       authorized to vote
                                                                                       upon such other
                                                                                       matters as may come
                                                                                       before the meeting or
                                                                                       any adjournment thereof.
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                     [   ]  Mark this box to receive information
                                                                                            about electronic delivery of next
                                                                                            year's annual meeting materials.

                                                                                            All as more particularly described in
                                                                                            the Company's Proxy Statement for the
                                                                                            Annual Meeting of Stockholders to be
                                                                                            held on April 29, 1999, receipt of
                                                                                            which is hereby acknowledged.

                                                                                            Please date this Proxy Card and sign
                                                                                            your name exactly as it appears
                                                                                            hereon.  Where there is more than one
                                                                                            owner, each should sign.  When signing
                                                                                            as an attorney, administrator,
                                                                                            executor, guardian or trustee, please
                                                                                            add your title as such. If executed by
                                                                                            a corporation, this Proxy Card should
                                                                                            be signed by a duly authorized officer
                                                                                            indicating such officer's authority.
                                                                                            If executed by a partnership, please
                                                                                            sign in partnership name by authorized
                                                                                            persons indicating such authority.

SIGNATURE (S)                                                         DATE
             -------------------------------------------------------      ----------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

      Fold and Detach Here If You Are Returning Your Proxy Solicitation/
                        Voting Instruction Card By Mail



                       CAPITAL ONE FINANCIAL CORPORATION
                        Annual Meeting of Stockholders
                     Thursday, April 29, 1999, 10:00 a.m.
                         Fairview Park Marriott Hotel
                           3111 Fairview Park Drive
                               Falls Church, VA
                                  22042-4525

Capital One Financial Corporation offers three convenient ways to vote your shares. You can vote your shares by Internet or telephone 24 hours a day, 7 days a week, or you can vote by mail. To vote your shares by Internet or telephone, have this card and your social security number available.

1.  To vote by Internet:

      . Log on to the Internet and go to the web site http://www.vote-by-net.com

2.  To vote by telephone:

      . On a touch-tone telephone, call 1-800-OK2-vote (1-800-652-8683)

    Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had voted by mail. Both the Internet and telephone voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you prior to submission.

3.  To vote by mail:

      . Mark, sign and date your proxy card and return it in the postage-paid envelope. If you have voted your shares through the Internet or by telephone, you do not need to mail back your proxy card.

             YOUR VOTE IS IMPORTANT TO US.  THANK YOU FOR VOTING.